SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 FORM 8-K (A)

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities

 Exchange Act of 1934 Date of Report (Date of earliest event reported):
 September 3, 1996



                            SITEL CORPORATION
         (Exact name of registrant as specified in its charter)



      Minnesota                     0-26152                47-0684333
(State or jurisdiction of          (Commission File       (I.R.S. Employe
incorporation or organization)         Number)            Identification No.)



                            13215 Birch Street
                            Omaha, Nebraska 68164
                               (402) 498-6810
(Address, including zip code, and telephone number, including area code, of registrant's principa executive offices)

         ____________________________________________












       This 8-K consists of 4 pages

       The registrant hereby amends Item 7 of its Form 8-K filed to report an event occurring on September 3, 1996 to include the following:


       Item 7. Financial Statements and Exhibits.


       (b)     Pro forma financial information.

         UNAUDITED RESTATED COMBINED FINANCIAL INFORMATION

The unaudited Restated Combined Financial Information gives effect to the acquisition of Mitre plc ("Mitre" and such acquisition the "Mitre Acquisition") by combining results of operations of Company for the quarters ended August 31, 1995, November 30, 1995, February 29, 1996 and May 31, 1996, with Mitre for the three months ended March 31,1995, June 30, 1995, September 30, 1995 and December 31, 1995, and with National Action Financial Services, Inc. which was acquired June 28, 1996 ("NAFS", and such acquisition the "NAFS Acquisition") for the three months ended
March 31, 1995, June 30,1995, September 30, 1995 and December 31, 1995,
as if the transactions had occurred at the beginning of the periods presented. .


The following results reflect Mitre adjusted to conform to US GAAP and have been converted into US dollars at the exchange rates for the relevant periods. The unaudited Restated Combined Financial Information and accompanying notes reflect the application of the pooling-of-interests method of accounting for the Mitre and NAFS acquisitions. Under this method of accounting, income and expenses are combined and recorded at their historical amounts. All normal and recurring adjustments which are, in the opinion of management, necessary for a fair presentation of this financial information have been reflected.


The unaudited Restated Combined Financial Information presented is for informational purposes only and is not necessarily indicative of the results of operations of the entity or the actual results that would have been achieved had these Acquisitions been consummated prior to the periods indicated. This unaudited Restated Combined Financial Information should be read in conjunction with the separate financial statements, including the notes thereto, of the Company included in its Form 10-K filed August 29, 1996 and of Mitre and NAFS, contained in pages F-27 through F-49 and F-82 through F-94, respectively, of the Company's Proxy Statement filed July 29, 1996.



















              SITEL CORPORATION, MITRE PLC AND
        NATIONAL ACTION FINANCIAL SERVICES, INC.

     RESTATED COMBINED FINANCIAL INFORMATION (a,b)
                      (Unaudited)



 (In thousands, except
  per share data)

                                                      Quarters Ended

                August 31,   November 30,     February 29,        May 31,
                     1995           1995             1996            1996

  Revenue         $43,494        $49,239          $51,051         $63,075

  Net income       $2,576         $2,781           $3,016          $3,985

  Earnings per
  common and
  common
  equivalent share  $0.04          $0.04            $0.05            $0.06

  Weighted
  average common
  and common
  equivalent shares
  outstanding (c)   62,116         63,100           64,707           69,430

                                            _________________________


  a)The results of operations reflect the application of the pooling of interests method of accounting for the Mitre and NAFS acquisitions. The results of operations of Mitre and NAFS that have been included in the combined information for the quarters ended August 31, 1995, November 30, 1995, February 29, 1996 and May 31, 1996 are for the three months ended March 31, 1995, June 30, 1995, September 30, 1995 and December 31, 1995, respectively.


  b)The results of operations of Mitre have been translated from British pounds to US dollars at the average exchange rate for the period and have been presented in accordance with US GAAP. The significant adjustments necessary to convert to US GAAP were (I) to reclassify acquisition goodwill from stockholder's equity to intangible assets and to recognize the corresponding amortization over a 25 year period, and (ii) to account for Merit Communications NV as a pooling of interests from its incorporation in April 1993. On December 21, 1995, all of Mitre's subsidiaries, including Merit Communications NV, became wholly owned subsidiaries and, therefore, for purposes of this proforma presentation, the results of Mitre for the periods presented do not separately disclose the net income
  (loss) which would have been attributable to minority interests.


  c)Consists of SITEL's historical weighted average common and common stock equivalent shares outstanding, giving effect to the October 21, 1996 stock split, and the shares of SITEL Common Stock issued for the NAFS and Mitre Acquisitions.


       SIGNATURES

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


  Date:  December 4, 1996      SITEL Corporation


                               By:_______________________________________
                                  Donald J. Vrana
                                  Vice-President & Corporate Controller
                                  (Principal Accounting  Officer)